SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 6, 2008

Beckman Coulter, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-10109	95-104-0600
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4300 N. Harbor Boulevard

Fullerton, California 92834-3100

(Address of principal executive offices) (Zip Code)

(714) 871-4848

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01—Entry into a Material Definitive Agreement

As of October 31, 2007, Beckman Coulter, Inc. (“Beckman Coulter”) and Beckman Coulter Finance Company, LLC, a wholly-owned bankruptcy-remote special purpose subsidiary of Beckman Coulter (“Beckman Coulter Finance Company”), entered into a $175.0 million receivables securitization facility (the “Receivables Securitization Facility”). Pursuant to a receivables sale agreement, dated as of October 31, 2007 (the “Receivables Sale Agreement”), Beckman Coulter agreed to sell and/or contribute to Beckman Coulter Finance Company from time to time certain trade receivables and related security (the “Receivables”). In turn, Beckman Coulter Finance Company agreed to sell from time to time certain undivided percentage ownership interests in the Receivables, related security and the cash collections and proceeds of the Receivables to JPMorgan Chase Bank, as administrative agent under a receivables purchase agreement, dated as of October 31, 2007 (the “Receivables Purchase Agreement”), for the benefit of one or more financial institutions party thereto. This transaction was reported by Beckman Coulter in a Current Report on 8-K filed on November 6, 2007.

On February 6, 2008, in connection with the Receivables Securitization Facility, Beckman Coulter and Beckman Coulter Finance Company entered into an interpurchaser agreement (the “Interpurchaser Agreement”) with De Lage Landen Financial Services, Inc., De Lage Landen Finance, Inc. (together with De Lage Landen Financial Services, Inc., “DLL”), and JPMorgan Chase Bank, N.A., as administrative agent, in order to set forth, among other things, the respective rights of the parties in certain receivables sold, assigned or otherwise conveyed by Beckman Coulter or Beckman Coulter Finance Company to such parties and serviced by Beckman Coulter. The Interpurchaser Agreement is filed as Exhibit 10.1 to this Report and is incorporated herein by reference.

Also on February 6, 2008, Beckman Coulter, Beckman Coulter Finance Company, Park Avenue Receivables Company LLC, JPMorgan Chase Bank, N.A. and the financial institutions party thereto entered into an omnibus amendment (the “Amendment”) to the Receivables Purchase Agreement in order to, among other things, reflect certain changes made to the Receivables Purchase Agreement in connection with the execution of the Interpurchaser Agreement and to add an additional amortization event. The Amendment is filed as Exhibit 10.2 to this Report and is incorporated herein by reference.

The summary of the above agreements is qualified in its entirety by reference to the agreements filed as Exhibits 10.1 and 10.2 to this Report and incorporated herein by reference.

Item 8.01—Other Events

As previously announced on February 8, 2008, Beckman Coulter’s Board of Directors approved the repurchase of up to 2.5 million shares of Beckman Coulter’s outstanding common stock.

Beckman Coulter also announced on February 8, 2008 that, effective April 24, 2008, Scott Garrett, President and Chief Executive Officer of Beckman Coulter, will serve as Chairman of the Board of Directors and Betty Woods, a current Board Member, will serve as Lead Independent Director.

Item 9.01—Financial Statements and Exhibits

Exhibits	Exhibit Description
10.1	Interpurchaser Agreement, dated February 6, 2008, among Beckman Coulter, Inc., as Originator, Beckman Coulter Finance Company, LLC, De Lage Landen Financial Services, Inc., De Lage Landen Finance, Inc., and JPMorgan Chase Bank, N.A., as Administrative Agent.

10.2	Omnibus Amendment to Receivables Purchase Agreement, dated February 6, 2008, among Beckman Coulter, Inc., as Servicer, Beckman Coulter Finance Company, LLC, as Seller, the financial parties thereto, Park Avenue Receivables Company LLC and JPMorgan Chase Bank, N.A., as Administrative Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 25, 2008

BECKMAN COULTER, INC.

By:	/s/ Jack. E. Sorokin

Name:	Jack E. Sorokin
Title:	Deputy General Counsel

EXHIBIT INDEX

Exhibits	Exhibit Description
10.1	Interpurchaser Agreement, dated February 6, 2008, among Beckman Coulter, Inc., as Originator, Beckman Coulter Finance Company, LLC, De Lage Landen Financial Services, Inc., De Lage Landen Finance, Inc., and JPMorgan Chase Bank, N.A., as Administrative Agent.

10.2	Omnibus Amendment to Receivables Purchase Agreement, dated February 6, 2008, among Beckman Coulter, Inc., as Servicer, Beckman Coulter Finance Company, LLC, as Seller, the financial parties thereto, Park Avenue Receivables Company LLC and JPMorgan Chase Bank, N.A., as Administrative Agent.